Exhibit 3.1 State of Delaware Secretary of State Division of Corporations Delivered 08:30 AM 01/28/2011 FILED 08:30 AM 01/28/2011 SRV 110084492 – 2090232 FILE

CERTIFICATE OF FORMATION

OF

NBC UNIVERSAL MEDIA, LLC

The undersigned, an authorized natural person, in order to form a limited liability company under and pursuant to the provisions of the Delaware Limited Liability Company Act, hereby certifies that:

1. The name of the limited liability company is NBC Universal Media, LLC.

2. The assigned registered office of the limited liability company is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. The name of the assigned registered agent of the limited liability company is The Corporation Trust Company.

4. The Certificate of Formation shall be effective upon filing with the Secretary of State of the State of Delaware.

I, the undersigned, as an authorized person, for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of January, 2011.

By:	/s/ John Apadula
	Name:	John Apadula
	Title:	Authorized Person